UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification. No)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (800) 877-7210

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 4.375% Senior Notes due 2031

On May 18, 2021, LPL Holdings, Inc. (“LPL Holdings”), a wholly owned subsidiary of LPL Financial Holdings Inc. (the “Company”), completed the issuance and sale of $400 million aggregate principal amount of 4.375% Senior Notes due 2031 (the “senior notes”). The senior notes were issued pursuant to an Indenture, dated May 18, 2021, among LPL Holdings, U.S. Bank National Association, as trustee, and certain subsidiaries of LPL Holdings, as guarantors (the “Indenture”).

LPL Holdings used net proceeds from the senior notes offering, together with corporate cash, to repay borrowings on its existing revolving credit facility related to its acquisition of the wealth management business of Waddell & Reed Financial, Inc. on April 30, 2021, and to pay fees and expenses related to the senior notes offering.

The senior notes are unsecured obligations of LPL Holdings, will mature on May 15, 2031 and will bear interest at the rate of 4.375% per year, with interest payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2021. LPL Holdings may redeem all or part of the senior notes at any time prior to May 15, 2026 (subject to a customary “equity claw” redemption right) at 100.000% of the principal amount redeemed plus any accrued and unpaid interest thereon and a “make-whole” premium. Thereafter LPL Holdings may redeem all or part of the senior notes at annually declining redemption premiums until May 15, 2029, at and after which date the redemption price will be equal to 100.000% of the principal amount redeemed plus any accrued and unpaid interest thereon.

The foregoing description of the senior notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 18, 2021, the Company issued a press release announcing the completion of LPL Holdings’ senior notes offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated May 18, 2021, among LPL Holdings, U.S. Bank National Association, as trustee, and certain subsidiaries of LPL Holdings, as guarantors

99.1	Press release dated May 18, 2021 (“LPL Financial Announces Completion of Senior Unsecured Notes Offering”)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name: Gregory M. Woods
Title: Secretary

Dated: May 18, 2021